Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES DEFINITIVE AGREEMENT TO SELL CIT COMMERCIAL AIR TO AVOLON HOLDINGS

RECEIVED NON-OBJECTION TO AMENDED CAPITAL PLAN

•	$10.0 Billion Purchase Price Represents 6.7% Premium to Net Assets
•	CIT Intends to Return up to $3.3 Billion of Common Equity to Shareholders and Undertake Certain Related Liability Management Actions
•	Transaction Expected to Close by the End of the First Quarter of 2017
•	Advances CIT’s Strategy to Create a Leading National Middle-Market Bank

NEW YORK — October 6 — CIT Group Inc. (NYSE:CIT), cit.com, a leading provider of commercial lending and leasing services, announced today that it has entered into a definitive agreement to sell CIT Commercial Air, its commercial aircraft leasing business, to Avolon Holdings Limited (“Avolon”), the international aircraft leasing company and a wholly-owned subsidiary of Bohai Capital Holding Co. Ltd. The transaction is expected to close by the end of the first quarter of 2017, subject to regulatory approvals and customary closing conditions.

CIT has received a “non-objection” from the Federal Reserve Bank of New York for its Amended Capital Plan subject to the closing of the transaction. The Amended Capital Plan authorizes CIT to return $2.975 billion of common equity to shareholders from the net proceeds of the sale; return up to an additional $0.325 billion of common equity contingent upon the issuance of a similar amount of Tier 1 qualifying preferred stock; and pay common dividends totaling $64 million per year after the transaction is completed, subject to quarterly approval by the CIT Board of Directors.

“The sale of CIT Commercial Air represents an important milestone for CIT and follows an extensive dual-track process that was designed to maximize shareholder value. This transaction will strengthen our balance sheet, simplify our business and enable us to return significant capital to our shareholders,” said Ellen R. Alemany, Chairwoman and Chief Executive Officer of CIT Group. “We are making meaningful progress on our strategy to create a leading national middle-market bank. I want to thank all of our employees, and in particular those in Commercial Air, whose solid commitment to building an outstanding franchise over more than 40 years has enabled the success of this transaction.”

CIT is selling the CIT Commercial Air business to Avolon, including its operations, forward order commitments, and as of June 30, 2016, certain assets of $11.1 billion and liabilities of $1.7 billion. The Adjusted Net Assets Amount total $9.4 billion which Avolon is purchasing for a price of $10.0 billion, representing a premium of 6.7%.

The transaction is subject to receipt of regulatory approvals in the United States, China and certain other foreign jurisdictions, the approval of Bohai’s shareholders and the satisfaction of customary closing conditions. HNA Group, Bohai’s majority shareholder, has agreed to vote its shares in Bohai in favor of the transaction. To reflect its commitment to the transaction, Avolon has deposited $500 million into an escrow account with a U.S. bank (which will be increased to $600 million during the pendency of the transaction), which is payable to CIT at closing as part of the purchase price and in certain circumstances if the transaction is not consummated.

J.P. Morgan Securities LLC served as exclusive financial advisor to CIT Group, and Bank of America Merrill Lynch provided capital markets structuring advice. Wachtell, Lipton, Rosen & Katz served as legal counsel to CIT Group. Sullivan & Cromwell provided bank regulatory advice on the Amended Capital Plan.

Conference Call and Webcast

Chairwoman and Chief Executive Officer Ellen Alemany and Chief Financial Officer Carol Hayles will discuss this transaction on a conference call and audio webcast today, October 6, 2016 at 5:30 p.m. (EDT). Interested parties may access the conference call live by dialing 1-888-317-6003 for U.S. callers, 1-866-284-3684 for Canadian callers or 1-412-317-6061 for international callers and reference access code “0719302” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EDT) on November 30, 2016 by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers or 1-412-317-0088 for international callers with the access code “10094400”, or at cit.com/investor. A presentation regarding the transaction is available in the Investor Relations section of our website at www.cit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) Bohai shareholders do not approve the transaction or that CIT does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties, delays or unexpected costs in separating Commercial Air from CIT or in implementing the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that CIT is unsuccessful in implementing its strategy and business plan, (viii) the risk that CIT is unable to react to and address key business and regulatory issues, (ix) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

About Avolon

Headquartered in Ireland, with offices in the United States, Dubai, Singapore, Hong Kong and Shanghai, Avolon provides aircraft leasing and lease management services. Avolon is a wholly-owned, indirect subsidiary of Bohai Capital Holding Co. Ltd., a Chinese public company listed on the Shenzhen Stock Exchange. avolon.aero

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $65 billion in assets. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. It provides financing, leasing and advisory services principally to middle market companies across a wide variety of industries primarily in North America, and equipment financing and leasing solutions to the transportation sector. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. cit.com

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Matt Klein

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Matt.Klein@cit.com

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Barbara Callahan

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(973) 740-5058

Barbara.Callahan@cit.com